Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated February 25, 2014 on the financial statements of Direxion Insurance Trust in the Registration Statement (Form N-1A) of Direxion Insurance Trust for the year ended December 31, 2013 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 45 under the Securities Act of 1933 (Registration No. 333-93813) and No. 46 under Securities Act of 1940 (Registration No. 811-09761).

/s/ Ernst & Young LLP

New York, New York

April 21, 2014